STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on March 30, 2015.

Anthony Giardina
Executive Deputy Secretary of State

Rev. 06/13

150327000073

New York State Department of State
Division of Corporations, State Records and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:
BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.

If the name of the corporation has been changed, the name under which it was formed is:
CIP, INC.

SECOND: The date of filing of the certificate of incorporation with the Department of State is:
November 12, 1993.

THIRD: The amendment effected by this certificate of amendment is as follows:
(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph *First* of the Certificate of Incorporation relating to *the corporation name* is hereby amended to read as follows: *First: The name of the corporation is ... (new name) ...*)

Paragraph FIRST of the Certificate of Incorporation relating to
the name of the corporation

is hereby amended to read in its entirety as follows:
"FIRST: The name of the corporation is Meridian Waste Solutions, Inc."

Paragraph TENTH of the Certificate of Incorporation relating to authorizing the Corporation's shareholders to take any action by vote without a meeting on written consent setting forth the action to be taken is hereby added to the Certificate of Incorporation to read in its entirety as follows:

"TENTH: Whenever the Corporation's shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted."

FOURTH: The certificate of amendment was authorized by: *(Check the appropriate box)*

☒ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☐ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

_______________	Jeffrey Cosman
(Signature)	*(Name of Signer)*
	CEO
	(Title of Signer)

150327000073

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name. Richard J. Dreger, Esq. of Richard J. Dreger, Attorney at Law, P.C.

Address 11660 Alpharetta Highway, Suite 730

City, State and Zip Code Roswell, Georgia 30076

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee.

For Office Use Only

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED MAR 27 2015
TAX $
BY:

RECEIVED 2015 MAR 26 PM 4: 04

2015 MAR 27 PM 2:56
FILED

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